                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT*

                                                                       REGISTRANT'S
     NAME AND STATE OR OTHER JURISDICTION OF INCORPORATION         PERCENTAGE OWNERSHIP
-----------------------------------------------------------------  ---------------------
U. S. SUBSIDIARIES
  C/P Products Corp, an Indiana corporation                                  100%
  United Sales and Warehouse of Texas, Inc., a Texas corporation             100%

FOREIGN SUBSIDIARIES:
  The Coast Distribution System (Canada) Inc., Quebec, Canada                100%
  Ai-wek a.k.a Eurasia Recereational Vehicle Accessories Taiwan              100%
    Company


     In accordance with the instructions set forth in Paragraph (b) of Item 601 of Regulation S-K, there have been omitted those subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2001.